UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On September 25, 2026, CoreCivic, Inc., a Maryland corporation (the “Company”) announced that Patrick D. Swindle, the Company’s President and Chief Executive Officer (“CEO”), has stepped down as President and CEO and resigned from his position on the Company’s Board of Directors (the “Board”), effective as of September 24, 2026 (the “Transition Date”), due to health reasons. Lucibeth N. Mayberry, who most recently served as the Company’s Executive Vice President and Chief Strategy Officer, has been appointed as President and CEO of the Company, effective as of the Transition Date. Additionally, the Board has appointed Ms. Mayberry to the Board to fill the vacancy created by Mr. Swindle’s resignation as of the Transition Date.

Mr. Swindle and the Company have entered into a Transition Agreement, effective as of the Transition Date (the “Transition Agreement”), pursuant to which Mr. Swindle will serve as a Special Advisor to the CEO and to the Chairman of the Board beginning on the Transition Date through September 24, 2028, unless the Transition Agreement is earlier terminated as set forth in the Transition Agreement (the “Transition Period”).

A description of the business background and experience of Ms. Mayberry, age 54, is incorporated herein by reference to the information included under the heading “Executive Officers” in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2026.

Neither Mr. Swindle’s nor Ms. Mayberry’s change in duties were made pursuant to any arrangement or understanding between Mr. Swindle or Ms. Mayberry, as applicable, and any other person. Ms. Mayberry has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except for previously disclosed compensation arrangements and as otherwise described in this Current Report on Form 8-K, she is not a party to any material plan, contract or arrangement with the Company. Ms. Mayberry neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Swindle Transition Agreement

The Transition Agreement is effective as of the Transition Date. The Transition Agreement will govern Mr. Swindle’s employment with the Company during the Transition Period. The Transition Agreement provides for, among other things, (i) Mr. Swindle’s automatic resignation from all positions that he holds as an officer or member of the Board, effective as of the Transition Date, and (ii) Mr. Swindle’s duties as Special Advisor to the CEO and to the Chairman of the Board during the Transition Period.

The Transition Agreement provides that Mr. Swindle will be entitled to receive the following payments and benefits:

•

Annual base salary as currently in effect during the first twelve months of the Transition Period, with a step-down to fifty (50%) of the annual base salary during the second twelve months of the Transition Period;

•	Subject to Mr. Swindle’s execution and non-revocation of a release of claims:

•

payment of $2,293,270 in cash (less applicable deferrals, deductions, taxes and withholdings), equal to the maximum cash incentive compensation to which Mr. Swindle would have been entitled to for fiscal year 2026; and

•

payment of lump sum amount in cash (less applicable deferrals, deductions, taxes and withholdings), equal to $8,059,609, in exchange for the forfeiture of Mr. Swindle’s outstanding and unvested equity awards; and

•	Reimbursement of business expenses and tax preparation assistance and legal assistance related to Mr. Swindle’s transition of responsibility to the CEO.

Mr. Swindle will not be entitled to any cash bonus and will not receive any new equity awards during the Transition Period.

Upon the expiration of Transition Agreement following the Transition Period, Mr. Swindle will also receive a lump sum amount, representing three months of Mr. Swindle’s base salary as in effect on the Transition Date, subject to Mr. Swindle’s execution and non-revocation of a release of claims. By accepting the employment offered under the Transition Agreement, Mr. Swindle has waived any current or future rights or payments he might otherwise have become entitled to under the Company’s Amended and Restated Executive Severance and Change in Control Plan effective as of July 25, 2025 (the “Severance Plan”).

A copy of the Transition Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Transition Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Transition Agreement filed as Exhibit 10.1 hereto.

CEO Employment Terms

Ms. Mayberry’s annual base salary commencing on the Transition Date is $900,000 (the “CEO Base Salary”). Ms. Mayberry’s short-term cash incentive compensation target is an amount equal to 135% of the CEO Base Salary, based on the achievement of performance goals established by the Compensation Committee in the first quarter of 2026 (as part of the Company’s regular compensation practices), and prorated for time of service as CEO during 2026. Ms. Mayberry will receive a long-term equity incentive grant of restricted stock units having a value equal to approximately $2.5 million in the first quarter of 2027 (as part of the Company’s regular equity award grant-cycle). Forty percent of these restricted stock units will be time-based (vesting ratably over three years) and the remaining sixty percent will be performance-based (vesting over a three-year period, subject to the achievement of the applicable performance criteria to be established by the Compensation Committee). The Severance Plan will continue to apply to Ms. Mayberry in the same manner as it did prior to her promotion to President and CEO. Ms. Mayberry will not receive any additional compensation for her service on the Board.

Item 7.01.	Regulation FD Disclosure.

On September 25, 2026, the Company issued a press release announcing Ms. Mayberry’s appointment as President and CEO and Mr. Swindle’s resignation as President and CEO due to health reasons. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * *

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are “forward-looking” statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning the transition of executive leadership at the Company. These forward-looking statements may include such words as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. Important factors that could cause actual results to differ from our expectations are described in the filings made from time to time by the Company with the SEC and include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026 and subsequent filings.

The Company takes no responsibility for updating the information contained in this Current Report on Form 8-K following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transition Agreement, dated as of September 24, 2026, by and between the Company and Patrick D. Swindle.

99.1	Press Release, dated September 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2026	CORECIVIC, INC.

	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer